Amended and Restated
BYLAWS OF

CLEARLIGHT BIOTECHNOLOGIES, INC.

ARTICLE I - BUSINESS AND PURPOSE

The Corporation is established to engage in any lawful business or enterprise.  By way of example and without limitation the Corporation may engage in any lawful business. In the performance of its business, the Corporation shall have all powers granted by the general Corporation laws of the state of Delaware. Specifically, and without limitation, the Corporation shall have the power to engage generally in any and all phases of the business of owning, holding, managing, controlling, acquiring, purchasing, disposing of, or otherwise dealing in or with any interest or rights in any real or personal property. The foregoing shall include but is not limited to the power to invest and trade in the securities markets including without limitation the right to buy, sell, trade, barter, or otherwise exchange, acquire, and dispose of stocks, bonds, commodities, futures, options, puts, calls (including naked puts and calls), or other vehicles of public or private companies, mutual funds, or other entities, whether such be for the Corporation's own account or on the account of a customer or client of the Corporation; where the Corporation engages in such activities on behalf of a client or customer, said transactions may be conducted through banking or brokerage accounts in the Corporation's own name or in the name of said client or customer. The business and purpose shall include the conducting and engaging in such activities as is necessary or useful in connection with the foregoing.

ARTICLE II - OFFICES

The registered office of the Corporation shall be located in the city of Wilmington, in the State of Delaware. The Corporation may also maintain offices at such other places within or outside of the State of Delaware, as the Board of Directors may, from time to time, determine or deem necessary.

ARTICLE III - MEETING OF SHAREHOLDERS

ANNUAL MEETINGS:

The annual meeting of the shareholders of the Corporation shall be held in September of each year at such date, time, and location as shall be determined, from time to time, by the Directors.

SPECIAL MEETINGS:

Special meetings of the shareholders may be called by the Board of Directors or President of the Corporation and shall be held at such date, time, and location as shall be determined, from time to time, by the Board of Directors or officer calling said meeting.

PLACE OF MEETINGS:

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or outside the State of Delaware as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the State of Delaware.

NOTICE OF MEETINGS:

Written or printed notice of each meeting of shareholders, whether annual or special, signed by the President, Vice President, or Secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called shall be served either personally, by mail or by electronic communication including, but not limited to, electronic mail by or at the direction of the President, the Secretary, or the officer or the person calling the meeting, not less than 10 nor more than 60 days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

Further notice of an annual or special meeting to a shareholder is not required under the following circumstances

- when notice of two consecutive annual or special meetings, and all notices of meetings or of the taking of action by written consent without a meeting of the shareholder during the period between those two consecutive annual meetings; or

- all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

QUORUM:

Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

VOTING AND ACTING:

Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws,  any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his/her name on the books of the Corporation.

Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

PROXIES:

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his/her authorized officer, director, employee, or agent, or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his/her attorney-in-fact annexed thereto and duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photo static, or facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

ACTION WITHOUT A MEETING:

Unless otherwise provided for in the Articles of Incorporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice, and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except, however, if a different proportion of voting power is required by law, the Articles of Incorporation, or these Bylaws, and that proportion of written consent that is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation. Any meeting required or authorized to be held by these articles may be conducted by means of a telephone conference, or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this/her section constitutes presence in person at the meeting.

ARTICLE IV - BOARD OF DIRECTORS

NUMBER, TERM AND ELECTION:
The number of Directors comprising the Board of Directors is one (1), but the Board of Directors or shareholders both have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors  of  the Corporation.  A Director  need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

Directors will be elected at the annual and special meetings of the shareholders and shall hold office until the annual meeting of the shareholders next succeeding his/her  election,  or  until  his/her prior death, resignation or removal.  Any  Director may resign at any time upon  written  notice of such resignation to the Corporation. All Directors of the Corporation shall have  equal voting power.

DUTIES AND POWERS:
The Board of Directors shall be responsible for the control and management of the business and affairs, property, and interests of the Corporation, and may exercise  all  powers  of  the  Corporation, except such as those stated under Delaware state law, in  the  Articles  of  Incorporation or by these Bylaws expressly conferred  upon or reserved  to the shareholders or    any other person or persons named therein. The board shall be responsible for making all major  and significant legal, tax, and financial decisions including, but not limited, to the following:

- Opening bank and brokerage accounts and establishing lines of credit, margin accounts, and other borrowing authority;

- Establishing written employment agreements and contractor agreements for a duration in excess of 3 year(s), or where the amount to be paid hereunder exceeds $100,000.00 or where any portion of the compensation is based in any manner upon the Corporation's profitability or financial performance;

- Amendments to the Articles of Incorporation or Bylaws;

- Shareholder agreement, voting trusts, or proxies to which the Corporation is a party;

- Tax elections, including but not limited to the election for Internal Revenue Code (IRC) sub-chapter S §475, or otherwise;

- The purchase or sale of a business or significant interest therein;

- The purchase, sale, lease, or donation of property (real or personal, tangible or intangible) used in the operation of the  business, including but not limited to office buildings/space, computer systems, vehicles, patents, trademarks, or copyrights;

- Reorganizations, mergers, and acquisitions;

- Loans, refinancing, and issuance of bonds;

- Declaration of dividends; stock splits; stock issuance; redemption or retirement of corporate shares;

- Liquidation or dissolution of the Corporation;

- The establishment, termination, increase, or decrease in employee benefit plans including but not limited to pension and profit sharing plans; life, health medical, and dental insurance plans; child care plans; educational plans;  or others;

- The initiation, defense, settlement, compromise, or termination of lawsuits and claims;

- Indemnification of Directors, Officers, or others;

- Change of Registered Agent or Registered Office;

- Filling vacancies on the Board of Directors or Officers;

- Establishing and terminating committees; appointing and removing members from committees;

- Salary and compensation matters pertaining to corporate officers; Ratification of prior corporate acts by Directors and Officers.

REGULAR MEETINGS; NOTICE:

A regular meeting of the Board of Directors shall be held either within or outside the State of Delaware at such time and at such place as the Board shall fix.

No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

SPECIAL MEETINGS; NOTICE:

Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

Except as otherwise required by statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his/her residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, facsimile or email, or shall be delivered to him personally not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

CHAIRPERSON:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his/her absence, any other director chosen by the Board of Directors shall preside.

QUORUM AND ADJOURNMENTS:

At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business,  except  as  otherwise  provided  by  law,  by  the  Certificate  of  Incorporation,  or  these Bylaws.

A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

MANNER OF ACTING:

At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he or she may hold.

Except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation, shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

VACANCIES:

Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors or by reason of the death, resignation, disqualification, removal, or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose, except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

RESIGNATION:

A Director may resign at any time by giving written notice of such resignation to the Corporation.

REMOVAL:

Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

COMPENSATION:

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to, attendance at any annual or special meeting of the Board.

COMMITTEES:

Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors. Any meeting required or authorized to be held by this/her article may be conducted by means of a telephone conference, or similar method of communication by which all persons participating in this/her meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLE V - OFFICERS

NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, and treasurer, and also may have one or more vice presidents, assistant secretaries, and assistant treasurers, and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his/her election, and until his/her successor shall have been duly elected and qualified, subject to earlier termination by his/her or her death, resignation or removal.

DESIGNATION OF OFFICERS:

Chairman of the Board - The Chairman of the Board shall preside at the meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

President - The President shall be the chief executive officer of the Corporation and shall have active management of the business of the Corporation. He or she shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Secretary - The Secretary shall act under the direction of the President and shall have custody of and maintain all corporate records except the financial records. He or she shall authenticate all non-financial records and documents of the Corporation. Subject to the direction of the President he or she shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He or she shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all annual and special meetings of the stockholders and Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Treasurer - The Treasurer shall act under the direction of the President. Subject to the direction of the President, he or she shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the President of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as the Treasurer and of the financial condition of the Corporation

RESIGNATION:

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

REMOVAL:

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

VACANCIES:

A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

BONDS:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

COMPENSATION:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors. Any meeting required or authorized to be held by this article may be conducted by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLES VI - BOOKS AND RECORDS

BOOKS AND RECORDS:

The Corporation shall keep as permanent records the minutes of all meetings of its shareholders and Board of Directors; a record of all actions taken by the shareholders or Board of Directors without a meeting; and, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the above named Corporation.  The Corporation shall also continuously maintain accurate accounting records. Furthermore, the Corporation shall maintain the following:

- A record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;

- The Corporation's Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;

- The Corporation's Bylaws or Restated Bylaws and all amendments thereto currently in effect;

- Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations if shares issued pursuant to those resolutions are outstanding;

- The minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting, including the financial statements furnished to shareholders as may be required under Delaware law;

- A list of the names and business street addresses of the Corporation's current directors and officers; and

- A copy of the above named Corporation's most recent annual report delivered to the Department of State for the Corporation's State of Incorporation.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

SHAREHOLDER'S INSPECTION RIGHTS:

A shareholder of the Corporation (including a beneficial owner whose shares are held in a voting trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at  the Corporation's principal  office, any of the corporate records required to be kept pursuant to these Bylaws, or the Articles of Incorporation, or as may be required by law, if said shareholder gives the above named Corporation written notice of such demand at least 30 business days before the date on which the shareholder wishes to  inspect  and  copy.  The foregoing right of inspection is subject, however, to such other restrictions as are applicable under Delaware Law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose). Notice as required herein shall be directed to the Secretary of the Corporation.

ARTICLE VII - SHARES OF STOCK

UNCERTIFICATED STOCK:

The shares of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of such uncertificated shares, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation. Every share of stock surrendered to the Corporation for exchange or transfer shall be canceled and no uncertificated shares of stock shall be issued in exchange thereof until such stock shall have been so canceled. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars.

TRANSFERS OF SHARES:

Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his/her attorney duly authorized by a written power of attorney; and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

RECORD DATE:

The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

FRACTIONS OF SHARES/SCRIP:

The Board of Directors may authorize the issuance of certificates or payment  of  money  for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation, or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided. The scrip may contain any provisions or conditions that the Corporation deems advisable. If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issue-able as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

ARTICLE VIII - DIVIDENDS

Dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine, and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

ARTICLE IX - INDEMNIFICATION

RIGHT OF INDEMNIFICATION:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, hearing or suit, of any kind whether civil, administrative or criminal, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as a representative in an enterprise of any kind, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware. This indemnification shall include all expenses, liability, and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provisions of law, or otherwise, as well as their rights under this Article.

INSURANCE FOR INDEMNIFICATION:

The Board of Directors may direct the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation. Or on behalf of any person who is or was serving at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

AMENDMENT:

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

ARTICLE X - FISCAL YEAR

The fiscal year of the Corporation will end on December 31. Notwithstanding, the foregoing, the fiscal year shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE XI - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE XII - AMENDMENTS

BY SHAREHOLDERS:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended, or repealed by the Board of Directors.

BY DIRECTORS:

The Board of Directors shall have power to make, adopt, alter, amend, and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XIII - WAIVER OF NOTICE

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, (a) a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting and (b) notice may be given by email to the most recent email address provided by the person or person entitled to such notice.

APPROVED AND ADOPTED on November 15, 2021